AMENDMENT TO OPERATING AGREEMENT


     Amendment to Operating Agreement dated April 1, 1990, between Roy M. Huffington, Inc., a Delaware corporation, Ultramar Indonesia Limited, a Bermuda corporation, Virginia Indonesia Company, a Delaware corporation, Virginia International Company, a Delaware corporation, Union Texas East Kalimantan Limited, a Bahamian corporation, and Universe Gas & Oil Company, Inc., a Liberian corporation.

                                 RECITALS

     A. The parties hereto are all of the current parties to that Operating Agreement effective as of August 8, 1968 (the "Operating Agreement"), originally between Roy M. Huffington, Inc., Virginia International Company, Austral Petroleum Gas Corporation, Golden Eagle Indonesia Limited and Union Texas Far East Corporation and relating to a portion of the Island of Sumatra and a portion of the Island of Kalimantan in the Republic of Indonesia.

     B. Because of developments in Texas law since the date of execution of the Operating Agreement, it is unclear whether a provision of the Operating Agreement would be given the construction intended by the parties.

     C. The parties desire to amend the Operating Agreement to remove the uncertainty created by such developments.

                                AGREEMENTS

     In consideration of the premises, the parties hereby agree as follows:

     Section 1. Amendment of Operating Agreement. The parties hereto hereby agree that Section 11.4 of the Operating Agreement is hereby amended to be and read as follows:

     11.4 Contract Operator shall have no liability to the Parties for losses sustained or liabilities incurred (including losses or liabilities sustained or incurred as a result of Contract Operator's negligence), except that Contract Operator shall be solely responsible for any loss or liability to the extent such loss or liability may result from Contract Operator's willful misconduct, gross negligence or bad faith.

     Section 2. Effectiveness. The amendment set forth in Section 1 hereof shall be effective for all purposes as of August 8, 1968.






     IN WITNESS WHEREOF, this amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                              ROY M. HUFFINGTON, INC.


                              By            /S/
                              Title:   President


                              ULTRAMAR INDONESIA LIMITED


                              By            /S/
                              Title:   Vice President


                              VIRGINIA INDONESIA COMPANY


                              By            /S/
                              Title: President - Houston Operations



                              VIRGINIA INTERNATIONAL COMPANY


                              By            /S/
                              Title:   President


                              UNION TEXAS EAST KALIMANTAN LIMITED


                              By            /S/
                              Title:   President


                              UNIVERSE GAS & OIL COMPANY, INC.


                              By            /S/

                              Title:   President